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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999 (except for paragraphs 9 to 12 of Note 9 and Note 13, as to which the date is September 20, 1999), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-80411) and related Prospectus of ITXC Corp. for the registration of 7,187,500 shares of its common stock.

                                              /s/Ernst & Young LLP


Metropark, New Jersey
September 22, 1999